 Exhibit (a)(1)(i)
Offer to Purchase for Cash
Up to 6,340,000 shares of Common Stock
of
The Howard Hughes Corporation
by
Pershing Square, L.P.,
Pershing Square International, Ltd.
and
Pershing Square Holdings, Ltd.
at
a purchase price not greater than $60.00 nor less than $52.25 per share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers,” “we,” “us” or “our”), are offering to purchase up to an aggregate of 6,340,000 shares of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation (the “Company”), at a price not greater than $60.00 nor less than $52.25 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). If the Purchasers accept any Common Shares for purchase pursuant to the Offer, PS, PS International and PSH will purchase approximately 7.47%, 2.27% and 90.26%, respectively, of those Common Shares and their purchase obligation will be several in accordance with those percentages and not joint.
Each tendering stockholder will specify a price, not greater than $60.00 nor less than $52.25 per Common Share, at which the stockholder is willing to sell Common Shares in the Offer. The Purchase Price will be the lowest single purchase price within that range that will allow us to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). If we accept any Common Shares for purchase in the Offer, we will accept only Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, and we will pay the Purchase Price for all Common Shares we purchase in the Offer (including those tendered at prices below the Purchase Price).
If more than 6,340,000 Common Shares are properly tendered at or below the Purchase Price and not properly withdrawn, we will, upon the terms and subject to the conditions of the Offer, purchase those Common Shares on a pro rata basis as described herein. Any Common Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date. We reserve the right, in our sole discretion, to change the purchase price range per Common Share and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law.
On March 27, 2020, the Board of Directors of the Company granted Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), and its affiliates (including us) a waiver under Section 203 of the Delaware General Corporation Law to acquire up to 40% of the outstanding Common Shares. If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer, those Common Shares would represent approximately 12.7% and would increase our ownership to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company.

THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF COMMON SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.
The Common Shares are listed and traded on The New York Stock Exchange (the “NYSE”) under the symbol “HHC.” On October 13, 2022, the last full trading day prior to the commencement of the Offer, the last reported sale price for the Common Shares was $54.87 per Common Share. Stockholders are urged to obtain current market quotations for the Common Shares before deciding whether and at what price or prices to tender their Common Shares. See Section 7.
If the Offer is successfully completed, we will pay to brokers, for any tender of Common Shares by a tendering stockholder that are purchased by the Purchasers, an aggregate fee of $0.05 per Common Share, if such broker is appropriately designated by their clients to receive such a fee as described in Section 14.
NONE OF THE PURCHASERS, PCSM, PS MANAGEMENT GP, LLC, OR WILLIAM A. ACKMAN (COLLECTIVELY, THE “PERSHING SQUARE PERSONS”), D.F. KING & CO., INC. (THE “INFORMATION AGENT”), COMPUTERSHARE TRUST COMPANY, N.A. (THE “DEPOSITARY”), OR JEFFERIES LLC (THE “DEALER MANAGER”), MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. NONE OF THE FOREGOING HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER.
THE OFFER HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.
If you have questions or need assistance, you should contact the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. If you require additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other related materials, you should contact the Information Agent.
The Dealer Manager for the Offer is:
Jefferies
Offer to Purchase dated October 14, 2022

IMPORTANT
If you want to tender all or part of your Common Shares, you must do one of the following before the Offer expires at 12:00 Midnight, New York City time, at the end of November 10, 2022 (unless the Offer is extended):
•
If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Common Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.

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If you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your Common Shares according to the procedure for book-entry transfer described in Section 3.

•
If you hold certificates registered in your own name or your shares are held in book entry form on the records of the Depositary, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees, any certificates for your Common Shares and any other documents required by the Letter of Transmittal, to the Depositary.

•
If you are a holder of options to purchase Common Shares (“Options”) or warrants to purchase Common Shares (“Warrants”) that are vested and exercisable, then you may exercise those Options or Warrants in accordance with their terms and tender any of the Common Shares issued upon exercise. You must exercise your Options or Warrants sufficiently in advance of the Expiration Date so that you receive Common Shares in time to tender them in the Offer prior to the Expiration Date. An exercise of an Option or Warrant cannot be revoked, however, if Common Shares received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.

•
If you are a holder of Company restricted stock awards (“RSAs”), you may only tender Common Shares that have become nonforfeitable upon the vesting of RSAs.

If you want to tender your Common Shares, but: (a) the certificates for your Common Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date; (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date; or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your Common Shares if you comply with the guaranteed delivery procedures described in Section 3.
If you wish to maximize the chance that we will purchase your Common Shares in the Offer, you should check the box in the section of the Letter of Transmittal captioned “Common Shares Tendered At Price Determined Under The Offer.” If you agree to accept the purchase price determined in the Offer, your Common Shares will be deemed to be tendered at the minimum price of $52.25 per Common Share. You should understand that this election may have the effect of lowering the Purchase Price and could result in your Common Shares being purchased at the minimum price of $52.25 per Common Share.
We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to the holders of Common Shares residing in that jurisdiction. In making the Offer, we will comply with the requirements of Rule 14d-10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is set forth on the back cover of this Offer to Purchase.
NONE OF THE PERSHING SQUARE PERSONS, THE INFORMATION AGENT, THE DEPOSITARY OR THE DEALER MANAGER MAKES ANY RECOMMENDATION AS TO

WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR COMMON SHARES IN THE OFFER OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. NONE OF THE FOREGOING HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER.
WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY THE PERSHING SQUARE PERSONS, THE INFORMATION AGENT, THE DEPOSITARY OR THE DEALER MANAGER.
THE STATEMENTS MADE IN THIS OFFER TO PURCHASE ARE MADE AS OF THE DATE ON THE COVER PAGE. THE DELIVERY OF THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN THE AFFAIRS OF US OR THE COMPANY SINCE SUCH DATES.

i

SUMMARY TERM SHEET
Securities Sought:	Up to 6,340,000 shares of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation (the “Company”). See “Introduction” and Section 1.
Price Offered Per Common Share:	$52.25 to $60.00 per Common Share, net to the seller in cash, less any applicable tax withholding and without interest. Each tendering stockholder will specify a price in that range at which the stockholder is willing to sell Common Shares in the Offer (as defined below). The price to be paid for all Common Shares purchased in the Offer will be the lowest single purchase price that will allow us to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). See “Introduction” and Section 5.
Scheduled Expiration Date:	12:00 Midnight, New York City time, at the end of November 10, 2022, unless the Offer is extended. See Section 1 and Section 13.
Purchasers:	Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey. See Section 10.
We are providing this summary term sheet for your convenience. This summary highlights certain material information in this Offer to Purchase, but it does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms of the Offer, we urge you to read carefully this entire Offer to Purchase, the Letter of Transmittal and the other documents that constitute part of the Offer. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary.
Who is offering to purchase my Common Shares?
•
Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers,” “we,” “us,” or “our”), are offering to purchase up to an aggregate of 6,340,000 Common Shares. If the Purchasers accept any Common Shares for purchase pursuant to the Offer, PS, PS International and PSH will purchase approximately 7.47%, 2.27% and 90.26%, respectively, of those Common Shares and their purchase obligation will be several in accordance with those percentages and not joint.

•
The following persons may, under the applicable rules as construed by the Securities and Exchange Commission and case law, be considered to be co-bidders with the Purchasers (although they have no purchase obligations under the Offer): Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”); PS Management GP, LLC, a Delaware limited liability company (“PS Management”); and William A. Ackman, a citizen of the United States (together with the Purchasers, PSCM and PS Management, the “Pershing Square Persons”). PSCM’s principal business is to serve as investment advisor to certain affiliated funds, including the Purchasers. PS Management’s principal business is to serve as the sole general partner of PSCM. Mr. Ackman’s principal occupation is to serve as the Chief Executive Officer of PSCM and the managing member of PS Management. Mr. Ackman has served as Chairman of the Company’s board of directors since November 2010. See Section 10.

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The Pershing Square Persons beneficially own an aggregate of 13,620,164 Common Shares as of the date of this Offer to Purchase, or approximately 27.3% of the 49,901,001 issued and outstanding Common Shares as of October 10, 2022, according to the Company. On March 27, 2020, the Board of Directors of the Company granted PSCM and its affiliates (including us) a waiver under Section 203 of the Delaware General Corporation Law to acquire up to 40% of the outstanding Common Shares.
What is the purpose of the Offer?
•
We are making this Offer because we believe the Company’s current stock price is below the Company’s long-term intrinsic value per share. If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer, those Common Shares would represent approximately 12.7% and would increase our ownership from approximately 27.3% to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company.

Do you recommend that I tender?
•
None of the Pershing Square Persons, the Depositary, the Information Agent or the Dealer Manager makes any recommendation as to whether you should tender or not tender your Common Shares or as to the price or prices at which you may choose to tender your Common Shares. You must make your own decision as to whether to tender your Common Shares and, if so, how many Common Shares to tender and the price or prices at which you will tender them. We recommend you consult your own financial and tax advisors, and read carefully and evaluate the information in this Offer to Purchase and in the related Letter of Transmittal, before taking any action with respect to the Offer.

What will be the purchase price for the Common Shares and what will be the form of payment?
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We are conducting the Offer through a procedure commonly called a “modified Dutch auction.” This procedure allows you to select the price, within a price range specified by us, at which you are willing to tender your Common Shares. The price range for the Offer is $52.25 to $60.00 per Common Share. The purchase price in the Offer (the “Purchase Price”) will be the lowest price that will allow us to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). If we purchase your Common Shares in the Offer, we will pay you the Purchase Price in cash, less any applicable withholding taxes and without interest, promptly after the Expiration Date. Under no circumstances will we pay interest on the Purchase Price. See “Introduction,” Section 1 and Section 5.

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If you wish to maximize the chance that we will purchase your Common Shares, you should check the box in the section of the Letter of Transmittal captioned “Common Shares Tendered At Price Determined Under The Offer.” If you agree to accept the purchase price determined in the Offer, your Common Shares will be deemed to be tendered at the minimum price of $52.25 per Common Share. You should understand that this election may have the effect of lowering the Purchase Price and could result in your Common Shares being purchased at the minimum price of $52.25 per Common Share.

•
Stockholders are urged to obtain current market quotations for the Common Shares before deciding whether and at what price or prices to tender their Common Shares. See Section 7.

How was the purchase price range of the Offer determined?
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We determined the purchase price range of the Offer based on discussions among our investment team and our professional advisors.

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None of the Pershing Square Persons, the Depositary, the Information Agent, or the Dealer Manager makes any representation regarding the fair value of the Common Shares. The actual value and trading price of the Company’s Common Shares on the NYSE may be lower or higher than the Purchase Price. Stockholders are urged to obtain current market quotations for the Common Shares before deciding whether and at what price or prices to tender their Common Shares. You must make your own decision as to whether to tender your Common Shares and, if so, how many Common Shares to tender and the price or prices at which you will tender them. In doing so, you should consult your own financial and tax advisors, and read carefully and evaluate the information in this Offer to Purchase and in the related Letter of Transmittal.
How will you pay for the Common Shares?
•
Assuming the maximum number of 6,340,000 Common Shares are purchased in the Offer at the maximum purchase price of $60.00 per Common Share, the aggregate purchase price would be approximately $380.4 million. We intend to pay for the Common Shares and all fees and expenses applicable to the Offer with our available cash. See Section 8.

How long do I have to tender my Common Shares?
•
You may tender your Common Shares until the Offer expires. The Offer will expire at 12:00 Midnight, New York City time, at the end of November 10, 2022, unless we extend the Offer. See Section 1. We may choose to extend the Offer at any time and for any reason. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See Section 1 and Section 13.

•
If a broker, dealer, commercial bank, trust company or other nominee holds your Common Shares, it may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. See Section 3.

What happens if stockholders tender more Common Shares than you are offering to purchase?
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If stockholders tender more Common Shares than the number of Common Shares that we are offering to purchase, we will, upon the terms and subject to the conditions of the Offer, purchase Common Shares on a pro rata basis. This means that we will purchase from you a number of Common Shares calculated by multiplying the number of Common Shares you properly tendered by a proration factor.

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We or the Depositary will determine the proration factor promptly following the Expiration Date. Proration for each stockholder tendering Common Shares will be based on the ratio of the number of Common Shares properly tendered and not properly withdrawn by such stockholder to the total number of Common Shares properly tendered and not properly withdrawn by all stockholders, in each case, at or below the Purchase Price, subject to adjustment to avoid the purchase of fractional Common Shares. See Section 1.

If you prorate, when will I know how many Common Shares will actually be purchased?
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If proration of tendered Common Shares is required, we or the Depositary will determine the proration percentage as soon as practicable after the Expiration Date, and we will announce the results of proration by press release. Holders of Common Shares may also obtain this proration information from the Information Agent, at its telephone number set forth on the back cover of this Offer to Purchase.

Can the Offer be extended, amended or terminated, and if so, under what circumstances?
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Yes. We can extend or amend the Offer in our sole discretion. If we extend the Offer, we may delay the acceptance of any Common Shares that have been tendered. See Section 13. We can terminate the Offer under certain circumstances. See Section 6.

How will I be notified if you extend the Offer or amend the terms of the Offer?
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If we extend the Offer, we will issue a press release not later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We will announce any amendment to the Offer by making a public announcement of the amendment. See Section 13. If we extend the Offer, you may withdraw your Common Shares until the Expiration Date, as extended.

Are there any conditions to the Offer?
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Yes. Our obligation to accept for payment and pay for your tendered Common Shares depends upon a number of conditions that must be satisfied in our reasonable judgment or waived on or prior to the Expiration Date, including, among others:

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no legal action shall have been threatened in writing, pending or taken that might adversely affect the Offer;

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no general suspension of trading in securities on any national securities exchange or in the over-the-counter markets in the United States or the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States shall have occurred;

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no commencement, material escalation or worsening threat on or after October 14, 2022 of (i) a war, armed hostilities, a national or international calamity, a nuclear, chemical, biological or cyber incident or attack or any other event with similar impact, including, but not limited to, an act of terrorism or any pandemic or outbreak of contagious disease, including with respect to the novel coronavirus (“COVID-19”) pandemic, to the extent that there is any material adverse development related thereto on or after October 14, 2022, such as any significant slowdown in economic growth, or any significant new precautionary or emergency measures, recommendations or orders taken or issued by any governmental authority or person in response to the COVID-19 pandemic, which in our reasonable judgment is or may be materially adverse to us, our affiliates, the Company or its subsidiaries;

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no limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect, the extension of credit by banks or other lending institutions in the United States shall have occurred;

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no changes in the general political, market, economic or financial conditions, domestically or internationally, that are reasonably likely to materially and adversely affect the Company’s business or the trading in the Common Shares shall have occurred;

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no material adverse change in the Company’s business, condition (financial or otherwise), properties, assets, income, operations or prospects shall have occurred on or after October 14, 2022; and

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any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer, and of which we have been notified after the date of the Offer, shall have been obtained on terms satisfactory to us in our reasonable discretion.

For a more detailed discussion of these and other conditions to the Offer, please see Section 6.
How do I tender my Common Shares?
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If you want to tender all or part of your Common Shares, you must do one of the following before 12:00 Midnight, New York City time, at the end of November 10, 2022, or any later time and date to which the Offer may be extended:

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If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Common Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.

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If you are an institution participating in the Book-Entry Transfer Facility, tender your Common Shares according to the procedure for book-entry transfer described in Section 3.

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If you hold certificates registered in your own name or your shares are held in book entry form on the records of the Depositary, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees, any certificates for your Common Shares and any other documents required by the Letter of Transmittal, to the Depositary at the address appearing on the back cover of this Offer to Purchase.

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If you are a holder of vested and exercisable options to purchase Common Shares (“Options”) or warrants to purchase Common Shares (“Warrants”), then you may exercise those Options or Warrants in accordance with their terms and tender any of the Common Shares issued upon exercise. You must exercise your Options or Warrants sufficiently in advance of the Expiration Date so you receive Common Shares in time to tender them in the Offer prior to the Expiration Date. An exercise of an Option or Warrant cannot be revoked, however, if Common Shares received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.

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If you are a holder of Company restricted stock awards (“RSAs”), you may only tender Common Shares that have become nonforfeitable upon the vesting of RSAs.

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If you want to tender your Common Shares, but: (a) the certificates for your Common Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date; (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date; or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your Common Shares if you comply with the guaranteed delivery procedures described in Section 3.

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We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to the holders of Common Shares residing in that jurisdiction. In making the Offer, we will comply with the requirements of Rule 14d-10 under the Exchange Act.

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You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is set forth on the back cover of this Offer to Purchase. See Section 3 and the Instructions to the Letter of Transmittal.

May I tender only a portion of the Common Shares that I hold?
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Yes. You do not have to tender all or any minimum number of the Common Shares that you own to participate in the Offer.

Once I have tendered Common Shares in the Offer, may I withdraw my tendered Common Shares?
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Yes. You may withdraw any Common Shares you have tendered at any time before 12:00 Midnight, New York City time, at the end of November 10, 2022, or any later Expiration Date, if the Offer is extended. If after 12:00 Midnight, New York City time, at the end of December 12, 2022 we have not accepted for payment the Common Shares you have tendered to us, you may also withdraw your Common Shares at any time thereafter. See Section 4.

How do I withdraw Common Shares I previously tendered?
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To properly withdraw Common Shares, you must deliver on a timely basis a written notice of your withdrawal to the Depositary at one of the addresses appearing on the back cover of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Common Shares to be withdrawn and the name of the registered holder of the Common Shares. Some additional requirements apply if the certificates for Common Shares to be withdrawn have been delivered to the Depositary or if your Common Shares have been tendered under the procedure for book-entry transfer set forth in Section 3.

Do you have the financial resources to pay for 6,340,000 Common Shares?
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Yes. The total amount of funds required by us to purchase 6,340,000 Common Shares pursuant to the Offer at the maximum Purchase Price of $60.00 is approximately $380.4 million. We have funds to cover those amounts as well as related fees and expenses from our available cash on hand. See Section 8.

Have any stockholders already agreed to tender their Common Shares in the Offer or to otherwise support the Offer?
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No. No stockholder has entered into an agreement requiring them to tender their Common Shares in the Offer or to otherwise support the Offer.

If I decide not to tender, how will the Offer affect my Common Shares?
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Stockholders who choose not to tender their Common Shares will continue to hold their Common Shares following the completion of Offer. The purchase of Common Shares pursuant to the Offer may reduce the number of holders of Common Shares and the number of Common Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares. If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer, we would increase our ownership from approximately 27.3% to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company, thereby potentially increasing the level of control the Pershing Square Persons may be deemed to have. See Section 2.

When and how will you pay me for the Common Shares I tender?
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Promptly after the Expiration Date, we will pay the Purchase Price to the sellers, in cash, less applicable withholding taxes and without interest, for all Common Shares we purchase in the Offer. We will announce the preliminary results of the Offer, including price and preliminary information about any expected proration, on the business day following the Expiration Date. We do not expect, however, to announce the final results of any proration or the Purchase Price and begin paying for tendered Common Shares until at least three business days after the Expiration Date. We will pay for the Common Shares accepted for purchase by depositing the aggregate purchase price with the Depositary, promptly after the Expiration Date. The Depositary will act as your agent and will transmit to you the payment for all of your Common Shares accepted for payment. See Section 1 and Section 5.

If I am a holder of vested Options or Warrants, how do I participate in the Offer?
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If you are a holder of vested and exercisable Options or Warrants, you may exercise those Options or Warrants in accordance with their terms and tender any Common Shares issued upon such exercise. You must exercise your Options or Warrants sufficiently in advance of the Expiration Date so you receive Common Shares in time to tender them in the Offer prior to the Expiration Date. An exercise of an Option or Warrant cannot be revoked, however, if Common Shares received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. See Section 3.

If I am a holder of RSAs, how do I participate in the Offer?
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We are not offering to purchase RSAs or any other equity awards that have not yet vested as part of the Offer, and tenders of such equity awards will not be accepted. If you hold Common Shares that have become nonforfeitable upon the vesting of RSAs, such Common Shares may be tendered in the Offer. See Section 3.

What is the recent market price of my Common Shares?
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On October 13, 2022, the last full trading day before the commencement of the Offer, the last reported sale price for the Common Shares on the NYSE was $54.87 per Common Share. You are urged to obtain current market quotations for the Common Shares before deciding whether and at what price or prices to tender your Common Shares. See Section 7.

Will I have to pay brokerage commissions if I tender my Common Shares?
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If you are a registered stockholder and you tender your Common Shares directly to the Depositary, you will not incur any brokerage commissions. If you hold Common Shares through a broker, dealer, commercial bank, trust company or other nominee, we urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any transaction costs are applicable. See Section 3.

Will I have to pay stock transfer tax if I tender my Common Shares?
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If you instruct the Depositary in the Letter of Transmittal to make the payment for the Common Shares to the registered holder, you will not incur any stock transfer tax. If you give special instructions to the Depositary in connection with your tender of Common Shares, then stock transfer taxes may apply. See Section 5.

What are the United States federal income tax consequences if I tender my Common Shares?
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Generally, if you are a U.S. Holder (as defined in Section 12), your receipt of cash from us in exchange for the Common Shares you tender will be a taxable transaction for United States federal income tax purposes. The cash you receive for your tendered Common Shares will generally be treated for United States federal income tax purposes as consideration received in respect of a sale, resulting in gain or loss. See Section 12 for a more detailed discussion of the tax treatment of the Offer. We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer, including the applicability of any limitation to the deductibility of capital losses.

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If you are a non-U.S. Holder (as defined in Section 12), your receipt of cash from us in exchange for the Common Shares you tender will generally be a taxable transaction for United States federal income tax purposes except under certain circumstances as discussed in Section 12. Non-U.S. Holders are urged to consult their tax advisors regarding the application of the rules described in Section 12 to their ownership and disposition of the Common Shares.

If I sell at a loss in the Offer, can I use that loss for tax purposes?
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As discussed in Section 12, if you are a U.S. Holder, any loss that you recognize from tendering your Common Shares will generally be a capital loss. In general, a U.S. Holder is taxed annually on its net capital gain, so capital losses recognized from tendering your Common Shares may generally be used to offset other capital gains you may have recognized in the same taxable year. In addition, non-corporate U.S. Holders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Holder in excess of $3,000 generally may be carried forward and used in subsequent years. Corporate U.S. Holders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years. See Section 12 for a more detailed discussion of the tax treatment of the Offer. We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer, including the applicability of any limitation to the deductibility of capital losses.

Who should I contact with questions about the Offer?
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The Information Agent or the Dealer Manager can help answer your questions. The Information Agent is D.F. King & Co., Inc. and the Dealer Manager is Jefferies LLC. Their contact information is set forth below.

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Shareholders Call Toll Free: (800) 848-3402
Banks and Brokers Call: (212) 269-5550
Jefferies LLC
520 Madison Avenue
New York, NY 10022
Call Toll-Free: (877) 821-7388

FORWARD-LOOKING STATEMENTS
This Offer to Purchase and the other tender offer documents delivered to you or filed by the Pershing Square Persons contain certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Offer to Purchase or the other tender offer documents delivered to you or filed by the Pershing Square Persons. You should carefully consider these and other uncertainties described in the Offer to Purchase and the other tender offer documents that have been or will be delivered to you or filed by the Pershing Square Persons with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. The Pershing Square Persons do not give any assurance that they will achieve their expectations. The inclusion of any statement in the Offer to Purchase or any other tender offer documents delivered to you or filed by the Pershing Square Persons does not constitute an admission by the Pershing Square Persons or any other person that the events or circumstances described in such statement are material.

INTRODUCTION
To the Holders of Common Shares of the Company:
Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers,” “we,” “us” or “our”), are offering to purchase up to an aggregate of 6,340,000 shares of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation (the “Company”), at a price not greater than $60.00 nor less than $52.25 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). If the Purchasers accept any Common Shares for purchase pursuant to the Offer, PS, PS International and PSH will purchase approximately 7.47%, 2.27% and 90.26%, respectively, of those Common Shares and their purchase obligation will be several in accordance with those percentages and not joint.
Each tendering stockholder will specify a price, not greater than $60.00 nor less than $52.25 per Common Share, at which the stockholder is willing to sell Common Shares in the Offer. The Purchase Price will be the lowest single purchase price within that range that will allow us to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). If we accept any Common Shares for purchase in the Offer, we will accept only Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, and we will pay the Purchase Price for all Common Shares we purchase in the Offer (including those tendered at prices below the Purchase Price).
If more than 6,340,000 Common Shares are properly tendered at or below the Purchase Price and not properly withdrawn, we will, upon the terms and subject to the conditions of the Offer, purchase those Common Shares on a pro rata basis as described herein. Any Common Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date. We reserve the right, in our sole discretion, to change the purchase price range per Common Share and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law. See Section 1.
If you are a holder of vested and exercisable options to purchase Common Shares (“Options”) or warrants to purchase Common Shares (“Warrants”), you may exercise those Options or Warrants in accordance with their terms and tender any of the Common Shares issued upon exercise. You must exercise your Options or Warrants sufficiently in advance of the Expiration Date so you receive Common Shares in time to tender them in the Offer prior to the Expiration Date. An exercise of an Option or Warrant cannot be revoked, however, if Common Shares received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.
If you are a holder of Company restricted stock awards (“RSAs”), you may only tender Common Shares that have become nonforfeitable upon the vesting of RSAs.
The following persons may, under the applicable rules as construed by the Securities and Exchange Commission (the “SEC”) and case law, be considered to be co-bidders with the Purchasers (although they have no purchase obligations under the Offer): Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”); PS Management GP, LLC, a Delaware limited liability company (“PS Management”); and William A. Ackman, a citizen of the United States (together with the Purchasers, PSCM and PS Management, the “Pershing Square Persons”). PSCM’s principal business is to serve as investment advisor to certain affiliated funds, including the Purchasers. PS Management’s principal business is to serve as the sole general partner of PSCM. Mr. Ackman’s principal occupation is to serve as the Chief Executive Officer of PSCM and the managing member of PS Management. Mr. Ackman has served as Chairman of the Company’s board of directors since November 2010. See Section 10.
If the Offer is successfully completed, we will pay to brokers, for any tender of Common Shares by a tendering stockholder that are purchased by the Purchasers, an aggregate fee of $0.05 per Common Share (the “Soliciting Dealer Fee”), if such broker is appropriately designated by their clients to receive such a fee.

In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Soliciting Dealer Form on Annex B hereto must be returned to Computershare Trust Company, N.A., the Depositary for the Offer (the “Depositary”), prior to the Expiration Date. The Purchasers shall, in their sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the Soliciting Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders).
THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF COMMON SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.
NONE OF THE PERSHING SQUARE PERSONS, THE INFORMATION AGENT, THE DEPOSITARY, OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. NONE OF THE FOREGOING HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL.
We will pay reasonable out-of-pocket fees and expenses incurred in connection with the Offer by the Information Agent and the Depositary, subject to our agreements with the Information Agent and the Depositary. See Section 14.
The Company informed the Purchasers prior to the date of this Offer to Purchase that the Company had 49,901,001 issued and outstanding Common Shares as of October 10, 2022. According to the Company’s Form 10-Q filed with the SEC on August 3, 2022, as of June 30, 2022, the Company had Warrants to acquire 2,103,485 Common Shares that were outstanding and exercisable (one such Warrant to acquire 50,125 Common Shares was set to expire on October 2, 2022). According to the Company’s Form 10-K filed with the SEC on February 28, 2022, as of December 31, 2022, approximately 270,487 Common Shares were subject to outstanding Options, including approximately 182,750 Common Shares subject to exercisable Options, and approximately 405,966 Common Shares were subject to outstanding RSAs, awarded under the Company’s 2020 Equity Incentive Plan and Amended and Restated 2010 Incentive Plan (as amended, the “Incentive Plans”).
If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer at the maximum Purchase Price, the aggregate purchase price would be approximately $380.4 million and those Common Shares would represent approximately 12.7% and we would increase our ownership from approximately 27.3% to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company.
The Common Shares are listed and traded on the NYSE under the symbol “HHC.” On October 13, 2022, the last full trading day prior to the commencement of the Offer, the last reported sale price for the Common Shares was $54.87 per Common Share. Stockholders are urged to obtain current market quotations for the Common Shares before deciding whether and at what price or prices to tender their Common Shares. See Section 7.

THE OFFER
1.   Terms of the Offer.
Upon the terms and subject to the conditions of the Offer, we will purchase up to 6,340,000 Common Shares at a price not greater than $60.00 nor less than $52.25 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest. Upon the terms and subject to the conditions of the Offer, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, we will buy all Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn.
The term “Expiration Date” means 12:00 Midnight, New York City time, at the end of November 10, 2022, unless and until we, in our sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” shall refer to the latest time and date at which the Offer, as so extended by us, shall expire. See Section 13 for a description of our right to extend, delay, terminate or amend the Offer.
We do not currently anticipate there will be a subsequent offering period.
In accordance with Instruction 5 of the Letter of Transmittal, stockholders desiring to tender Common Shares must either (1) specify that they are willing to sell their Common Shares to us at the Purchase Price (which could result in the tendering stockholder receiving a purchase price per Common Share as low as $52.25), or (2) specify the price or prices, not greater than $60.00 nor less than $52.25 per Common Share, at which they are willing to sell their Common Shares to us under the Offer. Prices may be specified in multiples of $0.25. Promptly following the Expiration Date, we will determine the Purchase Price, which will be the lowest single purchase price within that range that will allow us to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). If we accept any Common Shares for purchase in the Offer, we will accept only Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, and we will pay the Purchase Price for all Common Shares we purchase in the Offer (including those tendered at prices below the Purchase Price). We will announce the Purchase Price by press release as promptly as practicable after such determination has been made.
If you specify that you are willing to sell your Common Shares to us at the Purchase Price determined in the Offer (which could result in you receiving a purchase price per Common Share as low as $52.25), your Common Shares will be deemed to be tendered at the minimum price of $52.25 per Common Share for purposes of determining the Purchase Price. You should understand that this election may effectively lower the Purchase Price and could result in your Common Shares being purchased at the minimum price of $52.25 per Common Share.
By following the instructions to the Letter of Transmittal, stockholders can specify different minimum prices for specified portions of their Common Shares, but a separate Letter of Transmittal must be submitted for Common Shares tendered at each price. Stockholders can also specify the order in which the specified portions will be purchased in the event that, as a result of proration or otherwise, some but not all of the tendered Common Shares are purchased pursuant to the Offer. In the event a stockholder does not designate such order and fewer than all Common Shares are purchased due to proration, the Depositary will select the order of Common Shares purchased.
If more than 6,340,000 Common Shares are properly tendered at or below the Purchase Price and not properly withdrawn, we will, upon the terms and subject to the conditions of the Offer, purchase those Common Shares on a pro rata basis as described herein. Any Common Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date.
We do not expect to announce the final results of any proration or the Purchase Price and begin paying for tendered Common Shares until at least three business days after the Expiration Date.
We reserve the right, in our sole discretion, to change the per Common Share purchase price range and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law. See Section 13.

Except as described herein, the proration period and withdrawal rights also expire on the Expiration Date.
The Offer is not conditioned on the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 6.
Proration.   On the terms and subject to the conditions of the Offer, if more than 6,340,000 Common Shares have been properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date, we will purchase 6,340,000 of such Common Shares (or such greater amount as we may elect to purchase, subject to applicable law) on a pro rata basis with appropriate adjustment to avoid purchases of fractional Common Shares. If proration of tendered Common Shares is required, we or the Depositary will determine the proration factor promptly following the Expiration Date. Proration for each stockholder tendering Common Shares will be based on the ratio of the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn by such stockholder to the total number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn by all stockholders, subject to the adjustment to avoid the purchase of fractional Common Shares. Because of the difficulty in determining the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn and the guaranteed delivery procedure described in Section 3, we expect that we will not be able to announce the final proration factor or commence payment for any Common Shares purchased pursuant to the Offer until at least three business days after the Expiration Date. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary proration information from D.F. King & Co., Inc. (the “Information Agent”) and also may be able to obtain the information from their brokers.
The Letter of Transmittal affords each stockholder who tenders Common Shares registered in such stockholder’s name directly to the Depositary the opportunity to designate the order of priority in which Common Shares tendered are to be purchased in the event of proration.
We have requested the Company’s list of holders of Common Shares and security position listings for the purpose of disseminating the Offer to holders of Common Shares. This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of Common Shares whose names appear on the Company’s list of holders of Common Shares and will be furnished, for subsequent transmittal to beneficial owners of Common Shares, to brokers, dealers, commercial banks, trust companies and other nominees whose names, or the names of whose nominees, appear on the Company’s list of holders of Common Shares or, if applicable, who are listed as participants in a clearing agency’s security position listing.
For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight New York City time.
2.   Purpose of the Offer; Certain Effects of the Offer; Plans for the Company.
Purpose of the Offer.   We are making this Offer because we believe the Company’s current stock price is below the Company’s long-term intrinsic value per share. We own an aggregate of 13,620,164 Common Shares as of the date of this Offer to Purchase, or approximately 27.3% of the 49,901,001 issued and outstanding Common Shares as of October 10, 2022, according to the Company. If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer, those Common Shares would represent approximately 12.7% and would increase our ownership to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company.
However, none of the Pershing Square Persons, the Depositary, the Information Agent, or the Dealer Manager makes any recommendation as to whether you should tender or not tender your Common Shares or as to the price or prices at which you may choose to tender your Common Shares. You must make your own decision as to whether to tender your Common Shares and, if so, how many Common Shares to tender and the price or prices at which you will tender them. We recommend you consult your own financial and tax advisors, and read carefully and evaluate the information in this Offer to Purchase and in the related Letter of Transmittal, before taking any action with respect to the Offer.

Certain Effects of the Offer.   If we complete the Offer, stockholders who do not participate in the Offer will continue to bear the risks associated with owning the Common Shares. Stockholders may be able to sell non-tendered Common Shares in the future on the NYSE or otherwise, at a net price significantly higher or lower than the Purchase Price in the Offer. We can give no assurance, however, as to the price at which a stockholder may be able to sell his, her, their or its Common Shares in the future.
The purchase of Common Shares pursuant to the Offer may reduce the number of holders of Common Shares and the number of Common Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares.
If we purchase the full 6,340,000 Common Shares we are offering to purchase in the Offer, we would increase our ownership from approximately 27.3% to approximately 40% of the issued and outstanding Common Shares as of October 10, 2022, based on the number of issued and outstanding Common Shares according to the Company, thereby potentially increasing the level of control the Pershing Square Persons may be deemed to have.
Plans for the Company.   Mr. Ackman is the Chairman of the Company’s board of directors and may engage in discussions with the Company and the Company’s management and board of directors, other stockholders of the Company and other interested parties that relate to the business, management, operations (including cost structure), assets, capitalization, financial condition, strategic plans, governance and board composition and the future of the Company.
The Pershing Square Persons intend to review their investments in the Company on a continuing basis. Depending on various factors and subject to the obligations described herein, including, without limitation, the Company’s financial position and strategic direction, actions taken by the Company’s board of directors, price levels of Common Shares, other investment opportunities available to the Pershing Square Persons, concentration of positions in the portfolios managed or owned by the Pershing Square Persons, tax considerations for investors in the Purchasers, market conditions and general economic and industry conditions, the Pershing Square Persons may take such actions with respect to their investments in the Company as they deem appropriate, including, without limitation, purchasing additional Common Shares or other financial instruments related to the Company or selling some or all of their beneficial or economic holdings, engaging in hedging or similar transactions with respect to the securities relating to the Company and/or otherwise changing their intention with respect to any and all matters referred to in this Section 2.
The Pershing Square Persons may also take one or more of the actions described in subsections (1) through (7) of Item 1006(c) of Regulation M-A and/or subsections (a) through (j) of Item 4 of Schedule 13D and may discuss such actions with the Company and the Company’s management and the board of directors, other stockholders of the Company and other interested parties. Except as disclosed in this Offer to Purchase, none of the Pershing Square Persons has any present plans or proposals to take any such actions.
3.   Procedures for Tendering Common Shares.
Proper Tender of Common Shares.   For Common Shares to be properly tendered pursuant to the Offer, the certificates for such Common Shares (or confirmation of receipt of such Common Shares pursuant to the procedure for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), including any required signature guarantees, or an “Agent’s Message” (as defined below), and any other documents required by the Letter of Transmittal, must be received before 12:00 Midnight, New York City time, at the end of November 10, 2022 by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.
In the alternative, the tendering stockholder must, before the Expiration Date, comply with the guaranteed delivery procedure described below.

In accordance with Instruction 5 of the Letter of Transmittal, stockholders desiring to tender Common Shares under the Offer must complete the section captioned “Price (In Dollars) Per Common Share At Which Common Shares Are Being Tendered” by either (1) checking the box in the section entitled “Common Shares Tendered At Price Determined Under The Offer” or (2) checking one of the boxes in the section entitled “Common Shares Tendered At Price Determined By Stockholder,” indicating the price at which Common Shares are being tendered.
Stockholders who desire to tender Common Shares at more than one price must complete a separate Letter of Transmittal for each price at which Common Shares are tendered, provided that the same Common Shares cannot be tendered (unless properly withdrawn previously in accordance with Section 4) at more than one price. To tender Common Shares properly, one and only one box must be checked in the section captioned “Price (In Dollars) Per Common Share At Which Common Shares Are Being Tendered” in the Letter of Transmittal.
If tendering stockholders wish to maximize the chance that we will purchase their Common Shares, they should check the box in the section entitled “Common Shares Tendered At Price Determined Under The Offer” in the Letter of Transmittal under the section captioned “Price (In Dollars) Per Common Share At Which Common Shares Are Being Tendered.” If you agree to accept the purchase price determined in the Offer, your Common Shares will be deemed to be tendered at the minimum price of $52.25 per Common Share. Note that this election may have the effect of lowering the Purchase Price and could result in the tendered Common Shares being purchased at the minimum price of $52.25 per Common Share. If tendering stockholders wish to indicate a specific price (in multiples of $0.25) at which their Common Shares are being tendered, they must check the appropriate box in the section entitled “Common Shares Tendered At Price Determined By Stockholder” in the section captioned “Price (In Dollars) Per Common Share At Which Common Shares Are Being Tendered” in the Letter of Transmittal. Tendering stockholders should be aware that this election could mean that none of their Common Shares will be purchased if they check a box other than the box representing a price at or below the Purchase Price.
Stockholders holding their Common Shares through a broker, dealer, commercial bank, trust company or other nominee must contact the nominee in order to tender their Common Shares. Stockholders who hold Common Shares through nominees are urged to consult their nominees to determine whether transaction costs may apply if stockholders tender Common Shares through the nominees and not directly to the Depositary.
Signature Guarantees and Method of Delivery.   No signature guarantee is required if:
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the Letter of Transmittal is signed by the registered holder of the Common Shares (which term, for purposes of this Section 3, will include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Common Shares) tendered and such holder has not completed either the section entitled “Special Payment Instructions” in the Letter of Transmittal; or

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Common Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad – 15, each of the foregoing constituting an “Eligible Institution.” See Instruction 1 of the Letter of Transmittal.

If a certificate for Common Shares is registered in the name of a person other than the person executing the Letter of Transmittal, or if payment is to be made, or new certificates for Common Shares not purchased or tendered are to be issued, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, signed in either case exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.
Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:
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one of (a) certificates for the Common Shares or (b) a timely confirmation of the book-entry transfer of the Common Shares into the Depositary’s account at the Book-Entry Transfer Facility as described below;

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one of (a) a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees or (b) an Agent’s Message (as defined below) in the case of a book-entry transfer; and

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any other documents required by the Letter of Transmittal.

The method of delivery of all documents, including certificates for Common Shares, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. Common Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.
All deliveries in connection with the Offer, including a Letter of Transmittal and certificates for Common Shares, must be made to the Depositary and not to the Pershing Square Persons, the Information Agent, the Dealer Manager or the Book-Entry Transfer Facility. ANY DOCUMENTS DELIVERED TO THE PERSHING SQUARE PERSONS, THE INFORMATION AGENT, THE DEALER MANAGER OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Book-Entry Delivery.   The Depositary will establish an account with respect to the Common Shares for purposes of the Offer at the Book-Entry Transfer Facility within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the Common Shares by means of a book-entry transfer by causing the Book-Entry Transfer Facility to transfer Common Shares into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Although delivery of Common Shares may be effected through a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedure described below. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Common Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.
Guaranteed Delivery.   If you wish to tender Common Shares in the Offer and your certificates for Common Shares are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, your tender may be effected if all the following conditions are met:
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a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided is received by the Depositary, as provided below, prior to the Expiration Date; and

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the Depositary receives at the address listed on the back cover of this Offer to Purchase and within the period of two NYSE trading days after the date of execution of that Notice of Guaranteed Delivery, either: (i) the certificates representing the Common Shares being tendered, in the proper form for transfer, together with all other required documents and a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required; or (ii) confirmation of book-entry transfer of the Common Shares into the Depositary’s account at the Book-Entry Transfer Facility, together with all other required documents and either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required, or an Agent’s Message.

A Notice of Guaranteed Delivery must be delivered to the Depositary by hand, overnight courier, facsimile transmission or mail before the Expiration Date.

Procedures for Options and Warrants.   We are not offering, as part of the Offer, to purchase any outstanding Options or Warrants, and tenders of Options or Warrants will not be accepted. Holders of vested and exercisable Options or Warrants may exercise those Options or Warrants in accordance with their terms and tender the Common Shares received upon exercise into the Offer. You must exercise your Options or Warrants sufficiently in advance of the Expiration Date so you receive Common Shares in time to tender them in the Offer prior to the Expiration Date. An exercise of an Option or Warrant cannot be revoked, however, if Common Shares received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. If you are a holder of vested and exercisable Options or Warrants, you should evaluate this Offer to Purchase carefully to determine whether participation would be advantageous to you, based on the exercise prices of your Options or Warrants, the date of your Option or Warrant grants, the remaining term in which you may exercise your Options or Warrants, and the provisions for prorated purchases described in Section 1.
Procedures for RSAs.   We are not offering, as part of the Offer, to purchase RSAs or any other equity awards that have not yet vested, and tenders of such equity awards will not be accepted. If you hold Common Shares that have become nonforfeitable upon the vesting of RSAs, such Common Shares may be tendered in the Offer.
Return of Unpurchased Common Shares.   If any tendered Common Shares are not purchased under the Offer or are properly withdrawn before the Expiration Date, certificates evidencing unpurchased or untendered Common Shares will be returned, without expense, to the tendering holder or, in the case of Common Shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the Common Shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility, in each case without expense to the stockholder.
Determination of Validity; Rejection of Common Shares; Waiver of Defects; No Obligation to Give Notice of Defects.   All questions as to the number of Common Shares to be accepted, the Purchase Price to be paid for Common Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Common Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. We may delegate power in whole or in part to the Depositary. We reserve the absolute right to reject any or all tenders of any Common Shares that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to the applicable rules and regulations of the SEC, to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular Common Shares or any particular stockholder (whether or not we waive similar defects or irregularities in the case of other stockholders), and our interpretation of the terms of the Offer will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. No tender of Common Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Common Shares. None of the Pershing Square Persons, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any tender, nor will any of the foregoing incur any liability for failure to give any such notification.
Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement.   It is a violation of Exchange Act Rule 14e-4 for a person acting alone or in concert with others, directly or indirectly, to tender Common Shares for such person’s own account unless, at the time of tender and at the Expiration Date, the person so tendering (1) has a “net long position” equal to or greater than the amount of Common Shares tendered in (a) Common Shares or (b) (i) other securities immediately convertible into, or exchangeable or exercisable for, Common Shares or (ii) any other right or option (other than a standardized call option) that entitles the holder thereof to acquire Common Shares, but only if the holder thereof reasonably believes that the maker or writer of the right or option has title to and possession of the Common Shares and upon exercise will promptly deliver the Common Shares (“Equivalent Securities”) and, upon acceptance of the tender, will acquire the Common Shares by conversion, exchange or exercise of such

Equivalent Securities and (2) will deliver or cause to be delivered the Common Shares in accordance with the terms of the Offer. Exchange Act Rule 14e-4 also provides a similar restriction applicable to a tender on behalf of another person.
A tender of Common Shares in accordance with any of the procedures described above will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (1) the stockholder has a “net long position,” within the meaning of Rule 14e-4 under the Exchange Act, in the Common Shares or Equivalent Securities at least equal to the Common Shares being tendered, and (2) the tender of Common Shares complies with Exchange Act Rule 14e-4. Our acceptance for payment of Common Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.
A tender of Common Shares made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering stockholder has full power and authority to tender, sell, assign and transfer the Common Shares tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Common Shares, and the same will not be subject to any adverse claim or right. Any such tendering stockholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Common Shares tendered, all in accordance with the terms of the Offer.
All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering stockholder and shall not be affected by, and shall survive, the death or incapacity of such tendering stockholder.
Lost or Destroyed Certificates.   Stockholders whose certificates for part or all of their Common Shares have been lost, destroyed or stolen may contact the Depositary at the toll-free number (800) 522-6645 or at the address set forth on the back cover of this Offer to Purchase for instructions to obtain a replacement certificate. That certificate will then be required to be submitted together with the Letter of Transmittal in order to receive payment for Common Shares that are tendered and accepted for payment. A bond may be required to be posted by the stockholder to secure against the risk that the certificates may be subsequently recirculated. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Stockholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation. Certificates for Common Shares, together with a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal, must be delivered to the Depositary and not to the Pershing Square Persons or the Information Agent. Any certificates delivered to us or the Information Agent will not be forwarded to the Depositary and will not be deemed to be properly tendered.
Information Reporting and Backup Withholding.   Payments made to stockholders in the Offer may be reported to the Internal Revenue Service (the “IRS”). In addition, under the United States federal income tax laws, backup withholding at the statutory rate (currently 24%) may apply to the amount paid to certain stockholders (who are not “exempt” recipients) pursuant to the Offer. To prevent such backup United States federal income tax withholding, each non-corporate stockholder who is a U.S. Holder (as defined in Section 12) and who does not otherwise establish an exemption from backup withholding must notify the Depositary or other applicable withholding agent of the stockholder’s taxpayer identification number (employer identification number or social security number) and provide certain other information by completing, under penalties of perjury, an IRS Form W-9, a copy of which is included in the Letter of Transmittal. Failure to timely provide the correct taxpayer identification number on the IRS Form W-9 may subject the stockholder to certain penalties imposed by the IRS.
Certain “exempt” recipients (including, among others, generally all corporations and certain non-U.S. Holders (as defined in Section 12)) are not subject to these information reporting and backup withholding requirements. For a non-U.S. Holder to qualify for such exemption, such non-U.S. Holder must submit a statement (generally, an IRS Form W-8BEN or W-8BEN-E or other applicable Form W-8), signed under penalties of perjury, attesting to such non-U.S. Holder’s exempt status. A copy of the appropriate IRS Form W-8 may be obtained from the IRS website (www.irs.gov). A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9. See Instruction 10 to the Letter of Transmittal.
Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of such amounts if they timely provide certain required information to the IRS.
Stockholders should consult their own tax advisors regarding the application of backup withholding to their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding.
4.   Withdrawal Rights.
Except as otherwise provided in this Section 4, tenders of Common Shares pursuant to the Offer are irrevocable. Common Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date. If after 12:00 Midnight, New York City time, at the end of December 12, 2022 we have not accepted for payment the Common Shares you have tendered to us, you may also withdraw your Common Shares at any time thereafter.
For a withdrawal to be effective, a notice of withdrawal must be in written form and must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering stockholder; the number of Common Shares to be withdrawn; and the name of the registered holder of the Common Shares. If certificates for Common Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for Common Shares to be withdrawn. If Common Shares have been tendered pursuant to the procedure for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Common Shares and must otherwise comply with the Book-Entry Transfer Facility’s procedures. If a stockholder has used more than one Letter of Transmittal or has otherwise tendered Common Shares in more than one group of Common Shares, the stockholder may withdraw Common Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.
We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. Neither the Pershing Square Persons nor the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Withdrawals may not be rescinded, and any Common Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Common Shares may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3.
If we extend the Offer, are delayed in our purchase of Common Shares or are unable to purchase Common Shares pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered Common Shares on our behalf, and the Common Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4. Our reservation of the right to delay payment for Common Shares that we have accepted for payment is limited by Exchange Act Rule 14e-1(c), which requires us to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the Offer.

5.   Purchase of Common Shares and Payment of Purchase Price.
Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will:
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determine the Purchase Price in the manner described in Section 1; and

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accept for payment and pay for (and thereby purchase) Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn. We intend to purchase up to 6,340,000 Common Shares and may increase the number of Common Shares accepted for payment in the Offer by no more than 2% of the outstanding Common Shares without extending the Offer.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the proration provisions of the Offer, Common Shares that are properly tendered at or below the Purchase Price and not properly withdrawn only if and when we give oral or written notice to the Depositary of our acceptance of the Common Shares for payment pursuant to the Offer.
Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will accept for payment and pay the Purchase Price per Common Share for all of the Common Shares accepted for payment in accordance with the Offer. In all cases, payment for Common Shares tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but only after timely receipt by the Depositary of:
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certificates for Common Shares or a timely confirmation of a book-entry transfer of Common Shares into the Depositary’s account at the Book-Entry Transfer Facility;

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a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) or an Agent’s Message in the case of book-entry transfer; and

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any other documents required by the Letter of Transmittal.

We will pay for Common Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Common Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting payment to the tendering stockholders. In the event of proration, we or the Depositary will determine the proration factor and pay for those tendered Common Shares accepted for payment promptly after the Expiration Date. Certificates for all Common Shares tendered and not purchased, including all Common Shares tendered at prices in excess of the Purchase Price and Common Shares not purchased due to proration, will be returned or, in the case of Common Shares tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the Common Shares, to the tendering stockholder promptly after the expiration or termination of the Offer at our expense.
Under no circumstances will interest be paid on the Purchase Price for the Common Shares. In addition, if certain events occur, we may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.
We will pay all stock transfer taxes, if any, payable on the transfer to us of Common Shares purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to that person will be deducted from the Purchase Price unless evidence satisfactory to us of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted. See Instruction 7 of the Letter of Transmittal.
6.   Conditions of the Offer.
The Offer is not conditioned on the receipt of financing or any minimum number of Common Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of or the payment for Common Shares tendered, subject to Exchange

Act Rule 14e-1(c), which requires us to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the Offer, if at any time on or after the commencement of the Offer and prior to the Expiration Date any of the following events have occurred (or are reasonably determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for the Common Shares in the Offer:
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there has been any action threatened in writing, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened in writing, invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our affiliates, or the Company or any of its subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

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make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the Common Shares pursuant to the Offer or otherwise relates in any manner to the Offer;

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make the acceptance for payment of, or payment for, some or all of the Common Shares illegal or otherwise restrict or prohibit consummation of the Offer;

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delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the Common Shares to be purchased pursuant to the Offer; or

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materially and adversely affect the Company’s or its subsidiaries’ or its affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the Common Shares pursuant to the Offer;

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there has occurred any of the following:

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any general suspension of trading in securities on any national securities exchange or in the over-the-counter market in the United States;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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the commencement, material escalation or worsening threat on or after October 14, 2022 of (i) a war, armed hostilities, a national or international calamity, a nuclear, chemical, biological or cyber incident or attack or any other event with similar impact, including, but not limited to, an act of terrorism or any pandemic or outbreak of contagious disease, including with respect to the novel coronavirus (“COVID-19”) pandemic, to the extent that there is any material adverse development related thereto on or after October 14, 2022, such as any significant slowdown in economic growth, or any significant new precautionary or emergency measures, recommendations or orders taken or issued by any governmental authority or person in response to the COVID-19 pandemic, which in our reasonable judgment is or may be materially adverse to us, our affiliates, the Company or its subsidiaries;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect, the extension of credit by banks or other lending institutions in the United States;

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any change in the general political, market, economic or financial conditions, domestically or internationally, that is reasonably likely to materially and adversely affect the Company’s or its subsidiaries’ or its affiliates’ business or the trading in the Common Shares; or

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in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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we learn that any change or changes have occurred or are threatened in writing in the Company’s or its subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on the Company or any of its subsidiaries or affiliates or the benefits of the Offer to us; or
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any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer, and of which we have been notified after the date of the Offer, shall not have been obtained on terms satisfactory to us in our reasonable discretion.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (other than any action or omission to act by us), and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date, in each case, subject to the applicable rules and regulations of the SEC. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time, except as otherwise required by the applicable rules and regulations of the SEC. If we waive any of the conditions described above, we will disclose any material changes resulting therefrom and will, if required by applicable law, amend the Offer to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. See Section 13.
7.   Price Range of Common Shares.
The Common Shares are listed and traded on the NYSE under the trading symbol “HHC.” The following table sets forth, for the fiscal quarters indicated, the high and low closing sales prices of the Common Shares on the NYSE:
	High	Low
Fiscal Year Ended December 31, 2020:
First Quarter	$129.35	$37.44
Second Quarter	$66.60	$42.58
Third Quarter	$61.97	$48.15
Fourth Quarter	$81.17	$59.70
Fiscal Year Ended December 31, 2021:
First Quarter	$102.08	$77.57
Second Quarter	$110.73	$97.33
Third Quarter	$97.47	$86.01
Fourth Quarter	$101.78	$81.99
Fiscal Year Ending December 31, 2022:
First Quarter	$104.90	$88.27
Second Quarter	$104.68	$60.53
Third Quarter	$73.39	$54.12
Fourth Quarter (through October 13, 2022)	$60.75	$53.55
On October 13, 2022, the last full trading day before the commencement of the Offer, the last closing sale price of the Common Shares on the NYSE was $54.87 per Common Share. Stockholders are urged to obtain current market quotations for the Common Shares.
8.   Source and Amount of Funds.
Assuming the maximum number of 6,340,000 shares are purchased in the Offer at the maximum purchase price of $60.00 per Common Share, the aggregate purchase price would be approximately $380.4 million. We intend to pay for the Common Shares and all fees and expenses applicable to the Offer with our available cash.

Consummation of the Offer is not subject to any financing condition or any minimum number of Common Shares being tendered, but is subject to certain other conditions. See Section 6.
9.   Certain Information Concerning the Company.
The address of the Company’s principal executive offices is 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, Texas 77380, and its telephone number is (281) 719-6100. Except as otherwise set forth in this Offer to Purchase, the information concerning the Company contained in this Offer to Purchase has been taken from or is based upon publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. None of the Pershing Square Persons, the Depositary, the Information Agent or the Dealer Manager take responsibility for the accuracy or completeness of the information contained in such documents or records or for any failure by the Company to disclose events that may have occurred or may affect the significance or accuracy of any such information but that are unknown to the Pershing Square Persons, the Depositary and the Information Agent.
Availability of Reports and Other Information.   The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public on the SEC’s website at https://www.sec.gov. This website address is not intended to function as a hyperlink, and the information contained on the SEC’s website is not incorporated by reference in this Offer to Purchase and should not be considered to be a part of this Offer to Purchase.
10.   Certain Information Concerning Us.
Each of the Purchasers is an investment fund managed by PSCM. The following persons may, under the applicable rules as construed by the SEC and case law, be considered to be co-bidders with the Purchasers (although they have no purchase obligations under the Offer): Pershing Square Capital Management, L.P., a Delaware limited partnership; PS Management GP, LLC, a Delaware limited liability company; and William A. Ackman, a citizen of the United States. PSCM’s principal business is to serve as investment advisor to certain affiliated funds, including the Purchasers. PS Management’s principal business is to serve as the sole general partner of PSCM. The principal occupation of William A. Ackman is to serve as the Chief Executive Officer of PSCM and the managing member of PS Management.
The business address of each of the Pershing Square Persons other than PSH is 787 Eleventh Avenue, 9th Floor, New York, New York 10019, and the telephone number of each of the Pershing Square Persons other than PSH is (212) 813-3700. The business address of PSH is P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL, and the telephone number of PSH is +44(0) 1481 745001.
Past Contacts, Transactions, Negotiations and Agreements.   Mr. Ackman has served as Chairman of the Company’s board of directors since November 2010 and has been elected to the Company’s board of directors every year since 2011. Other than as disclosed in the preceding sentence, none of the Pershing Square Persons, nor, to our knowledge after reasonable inquiry, any of the other persons listed on Annex A, have engaged in transactions or significant corporate events with the Company or its executive officers, directors or affiliates during the past two years.
Securities Ownership.   As of the date of this Offer to Purchase, the Pershing Square Persons beneficially owned an aggregate of 13,620,164 Common Shares, or approximately 27.3% of the 49,901,001 issued and outstanding Common Shares as of October 10, 2022, according to the Company. Except as described in the preceding sentence, none of the Pershing Square Persons, any associate or majority-owned subsidiary thereof, nor, to our knowledge after reasonable inquiry, any of the other persons listed in Annex A or any associate or majority-owned subsidiary of any of the foregoing persons or entities, beneficially owns any Common Shares as of the date of this Offer to Purchase. None of the Pershing Square Persons, any associate or majority-owned subsidiary thereof, nor, to our knowledge after reasonable inquiry, any of the other persons listed in Annex A or any associate or majority-owned subsidiary of any of the foregoing persons or entities, has effected any transactions involving the Common Shares during the 60 days prior to the date of this Offer to Purchase. On March 27, 2020, the Board of Directors of the Company granted PSCM and its affiliates (including us) a waiver under Section 203 of the Delaware General Corporation Law to acquire up to 40% of the outstanding Common Shares. If the Purchasers purchase the maximum 6,340,000 Common Shares in the Offer, the Purchasers would own approximately 40% of the issued and outstanding Common

Shares upon consummation of the Offer, thereby potentially increasing the level of control the Pershing Square Persons may be deemed to have. If we amend the Offer to purchase additional shares such that we would own more than 40% of the outstanding Common Shares without obtaining a waiver for the additional Common Shares purchased, we will thereafter be subject to Section 203 of the Delaware General Corporation Law.
Additional Information.   Certain information concerning the general partners, controlling persons, directors and executive officers, as applicable, of the Pershing Square Persons is set forth in Annex A to this Offer to Purchase. During the past five years, none of the Pershing Square Persons nor, to our knowledge after reasonable inquiry, any of the other persons listed in Annex A, has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.
Available Information.   Pursuant to Rule 14d-3 under the Exchange Act, we have filed with the SEC a Tender Offer Statement on Schedule TO (as amended, which we refer to as the “Schedule TO”), of which this Offer to Purchase forms a part, and exhibits to the Schedule TO and such documents are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.
11.   Certain Legal Matters; Regulatory Approvals.
We are not aware of any license or regulatory permit that is reasonably likely to be material to the Company’s business that might be adversely affected by our acquisition of Common Shares as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Common Shares as contemplated by the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action, but we have no current intention to delay the purchase of Common Shares tendered pursuant to the Offer pending the outcome of any such matter, subject to our right to decline to purchase Common Shares if any of the conditions in Section 6 have occurred or are reasonably determined by us to have occurred or have not been waived. We cannot predict whether we would be required to delay the acceptance for payment of or payment for Common Shares tendered pursuant to the Offer pending the outcome of any such matter. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to the Company’s business and financial condition. If certain types of adverse actions are taken with respect to the matters discussed above, or certain approvals, consents, licenses or permits identified above are not obtained, we can decline to accept for payment or pay for any Common Shares tendered. See Section 6.
12.   Certain United States Federal Income Tax Consequences.
The following discussion describes certain United States federal income tax consequences of participating in the Offer for U.S. Holders and non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations issued thereunder, IRS rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to differing interpretations or change which could affect the tax consequences described in this Offer to Purchase (possibly on a retroactive basis). This discussion is for general information only and does not address all of the aspects of United States federal income taxation that may be relevant to a particular stockholder or to stockholders subject to special rules (including, without limitation, financial institutions, brokers, dealers or traders in securities or commodities, traders who elect to apply a mark-to-market method of accounting, insurance companies, “S” corporations, partnerships or other pass-through entities, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, tax-exempt organizations, tax-qualified retirement plans, persons who hold Common Shares as a position in a “straddle” or as part of a “hedging,” “conversion” or “integrated” transaction or other risk reduction strategy, persons who purchase or sell Common Shares as part of a wash sale for tax purposes, directors, employees, former employees or other persons who acquired their Common Shares as compensation, including upon the exercise of employee Options or Warrants, and U.S. Holders that have a functional currency other than the United States dollar). In particular, this summary does not address any tax consequences arising from the Medicare tax on net investment income, the sale of Common Shares acquired pursuant to any employee benefit plans or the alternative minimum tax. This summary also does not address tax considerations arising under any state, local or foreign laws, or under United States federal estate or gift tax laws. This summary assumes that stockholders hold the Common Shares as “capital assets” within the meaning of the Code (generally, property held for investment). No IRS ruling has been or will be sought regarding any matter discussed herein.
As used herein, the term “U.S. Holder” means a beneficial owner of Common Shares that for United States federal income tax purposes is:
•
an individual who is a citizen or resident of the United States;

•
a domestic corporation;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used herein, the term “non-U.S. Holder” means a beneficial owner of Common Shares that is neither a U.S. Holder nor a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes).
If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding Common Shares, and each partner in such partnership, should consult its tax advisors regarding the tax consequences of participating in the Offer.
Each stockholder is urged to consult its tax advisor as to the particular United States federal income tax consequences to such stockholder of participating or not participating in the Offer and the applicability and effect of any state, local and foreign tax laws and other tax consequences with respect to the Offer.
Non-Participation in the Offer.   The Offer will generally not give rise to any taxable transaction for United States federal income tax purposes to stockholders that do not tender any Common Shares in the Offer.
Consequences of the Offer to U.S. Holders.
The sale of Common Shares for cash pursuant to the Offer will be a taxable transaction for United States federal income tax purposes. A U.S. Holder will generally recognize gain or loss on the sale in an amount equal to the difference, if any, between the amount of cash received and such U.S. Holder’s tax basis in the Common Shares sold therefor. Generally, a U.S. Holder’s tax basis in the Common Shares will be equal to the cost of the Common Shares to the U.S. Holder reduced by any previous returns of capital. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Common Shares exceeds one year as of the date of the exchange. Long-term capital gain is currently subject to a reduced rate of tax for non-corporate U.S. Holders (including individuals).
In general, a U.S. Holder is taxed annually on its net capital gain, so a U.S. Holder’s capital losses recognized from tendering such U.S. Holder’s Common Shares may generally be used to offset other capital gains such U.S. Holder may have recognized in the same taxable year. The deductibility of any remaining net capital losses is subject to limitations. However, non-corporate U.S. Holders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Holder in excess of $3,000 generally may be carried forward and used in subsequent years. Corporate U.S. Holders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
A U.S. Holder must calculate gain or loss separately for each block of Common Shares (generally, Common Shares acquired at the same cost in a single transaction). A U.S. Holder may be able to designate which blocks of Common Shares it wishes to tender and the order in which different blocks will be purchased in the event that less than all of its Common Shares are tendered.
Consequences of the Offer to Non-U.S. Holders.
Gain realized by a non-U.S. Holder on a sale of Common Shares for cash pursuant to the Offer generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a United States permanent establishment to which such gain is attributable);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the Company’s Common Shares constitute “United States real property interests” by reason of the Company’s status as a United States real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder’s holding period for the Company’s Common Shares.

A non-U.S. Holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the disposition generally in the same manner as if such non-U.S. Holder were a U.S. Holder, and, if such non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty) may apply to any effectively connected earnings and profits.
A non-U.S. Holder described in the second bullet point above will be subject to United States federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the disposition, which may be offset by certain U.S. source capital losses, even though the non-U.S. Holder is not considered a resident of the United States.
With respect to the third bullet point above, the Company takes the position in its latest relevant filings with the SEC (on March 27, 2020) that it currently is, and expects to remain for the foreseeable future, a USRPHC for United States federal income tax purposes. However, as long as the Common Shares are regularly traded on an established securities market (such as the NYSE), as defined by applicable Treasury Regulations, the gain arising from the sale or other disposition of the Common Shares will not be subject to U.S. federal income tax as long as the non-U.S. Holder did not actually or constructively own more than 5% of the Company’s Common Shares at any time during (i) the five-year period ending on the date of the disposition or (ii) if shorter, the non-U.S. Holder’s holding period for such Common Shares. No assurance can be provided by us that the Common Shares will be regularly traded on an established securities market for purposes of the rules described above.
In the event that the Common Shares are not, or cease to be, “regularly traded on an established market” (or, in any event, in the case of Non-U.S. Holder that actually or constructively owned more than 5% of the Common Shares at any time during the period described in the preceding paragraph), a Non-U.S. Holder would generally be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of the Common Shares on a net income basis at the regular graduated rates applicable to U.S. persons.
Additionally, in the event the Common Shares are not “regularly traded on an established market”, a U.S. federal withholding tax at a rate of 15% (the “FIRPTA Withholding”) generally would apply to the gross proceeds from a sale or other disposition of the Common Shares. Any FIRPTA Withholding generally may be credited against any U.S. federal income tax liability owed by the Non-U.S. Holder. Any excess

FIRPTA Withholding may be refunded if the Non-U.S. Holder provides the IRS with the required supporting information in a timely manner.
Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of the Common Shares, including regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding.   Payments made to stockholders in the Offer may be reported to the IRS. In addition, under the United States federal income tax laws, backup withholding at the statutory rate (currently 24%) may apply to the amount paid to certain stockholders (who are not “exempt” recipients) pursuant to the Offer. To prevent such backup United States federal income tax withholding, each non-corporate stockholder who is a U.S. Holder and who does not otherwise establish an exemption from backup withholding must notify the Depositary or other applicable withholding agent of the stockholder’s taxpayer identification number (employer identification number or social security number) and provide certain other information by completing, under penalties of perjury, an IRS Form W-9, a copy of which is included in the Letter of Transmittal. Failure to timely provide the correct taxpayer identification number on the IRS Form W-9 may subject the stockholder to certain penalties imposed by the IRS.
Certain “exempt” recipients (including, among others, generally all corporations and certain non-U.S. Holders) are not subject to these information reporting and backup withholding requirements. For a non-U.S. Holder to qualify for such exemption, such non-U.S. Holder must submit a statement (generally, an IRS Form W-8BEN or W-8BEN-E or other applicable Form W-8), signed under penalties of perjury, attesting to such non-U.S. Holder’s exempt status. A copy of the appropriate IRS Form W-8 may be obtained from the IRS website (www.irs.gov). A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9. See Instruction 10 to the Letter of Transmittal.
Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of such amounts if they timely provide certain required information to the IRS.
Stockholders should consult their tax advisors regarding the application of backup withholding to their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding.
THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
13.   Extension of the Offer; Termination; Amendment.
We expressly reserve the right to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Common Shares by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. During any such extension, all Common Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Common Shares.
We also expressly reserve the right, in our sole discretion, not to accept for payment and not pay for any Common Shares not previously accepted for payment or paid for, subject to applicable law, to postpone payment for Common Shares or to terminate the Offer upon the occurrence of any of the conditions specified in Section 6, by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Common Shares that we have accepted for payment is limited by Exchange Act Rule 14e-1(c), which requires us to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the Offer.
Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 6 have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by changing the per Common Share purchase price range or by increasing or decreasing number of Common Shares sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment shall be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Subject to applicable law (including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to stockholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which we may choose to make any public announcement, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to a national news service.
If we materially change the terms of the Offer or the information concerning the Offer or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the Exchange Act and the interpretations thereunder. The minimum period during which an offer must remain open following material changes in the terms of an offer or information concerning an offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes and the appropriate manner of dissemination. In a published release, the SEC has stated that, in its view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to security holders, and that if material changes are made with respect to information that approaches the significance of price and the percentage of securities sought, a minimum period of ten business days may be required to allow for adequate dissemination to security holders and investor response. In accordance with the foregoing view of the SEC and the applicable law and except as hereinafter provided, if, prior to the Expiration Date, we change the number of Common Shares being sought or the consideration offered pursuant to the Offer, and if the Offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such change is first published, sent or given to security holders, the Offer will be extended at least until the expiration of such tenth business day.
If, prior to the Expiration Date, we increase the consideration being paid for Common Shares, such increased consideration will be paid to all holders whose Common Shares are purchased in the Offer, whether or not such Common Shares were tendered before the announcement of such increase in consideration.
If we increase the number of Common Shares purchased in the Offer such that the additional number of Common Shares accepted for payment in the Offer does not exceed 2% of the outstanding Common Shares, this will not be deemed a material change to the terms of the Offer and we will not be required to extend the Offer. See Section 1.
14.   Fees and Expenses.
We have retained Jefferies LLC to act as the Dealer Manager in connection with the Offer. The Dealer Manager may communicate with brokers, dealers, commercial banks and trust companies with respect to the Offer. The Dealer Manager will receive reasonable and customary fees for these services. We will also reimburse the Dealer Manager for their reasonable and documented out-of-pocket expenses incurred in connection with the Offer and indemnify the Dealer Manager against liabilities in connection with the Offer.
The Dealer Manager and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other services to us and to our affiliates, and have received, or we expect will receive, customary compensation from us or these other persons or entities.
In the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, the Dealer Manager and its affiliates may hold positions, both long and short, for its own accounts and for those of their customers, in our securities. The Dealer Manager may from time to time hold Common Shares in its proprietary accounts, and, to the extent it owns Common Shares in these accounts at the time of the Offer, the Dealer Manager may tender the Common Shares pursuant to the Offer.
We have retained D.F. King & Co., Inc. to act as Information Agent and Computershare Trust Company, N.A. to act as Depositary in connection with the Offer. The Information Agent may contact holders of

Common Shares by mail, telephone, telegraph and personal interviews and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer.
If the Offer is successfully completed, we will pay to brokers, for any tender of Common Shares by a tendering stockholder that are purchased by the Purchasers, an aggregate fee of $0.05 per Common Share (the “Soliciting Dealer Fee”), if such broker is appropriately designated by their clients to receive such a fee. In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Soliciting Dealer Form on Annex B hereto must be returned to the Depositary prior to the Expiration Date. The Purchasers shall, in their sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the Soliciting Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). In order to qualify for the Soliciting Dealer Fee, a broker must be either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States.
A broker is not entitled to a Soliciting Dealer Fee:
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with respect to the Common Shares beneficially owned by the broker or any of its affiliates;

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with respect to the Common Shares that are registered in the name of the broker, unless the Common Shares are held by the broker as a nominee and are tendered on behalf of the beneficial owner of those Common Shares;

•
with respect to the Common Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the broker for this purpose in the Letter of Transmittal or the Letter to Clients; or

•
with respect to the Common Shares that for any reason are not accepted for payment and purchased pursuant to the Offer.

We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other nominees (other than Soliciting Dealer Fees or fees to the Information Agent or the Dealer Manager as described above) for soliciting tenders of Common Shares pursuant to the Offer. Stockholders holding Common Shares through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs may apply if stockholders tender Common Shares through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase, the Letter of Transmittal and related materials to the beneficial owners of Common Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as the agent of the Pershing Square Persons, the Information Agent or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Common Shares except as otherwise provided in Section 5 hereof and Instruction 7 in the Letter of Transmittal.
15.   Miscellaneous.
We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to the holders of Common Shares residing in that jurisdiction. In making the Offer, we will comply with the requirements of Rule 14d-10 under the Exchange Act.
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on our behalf in connection with the Offer other than those contained in this Offer to Purchase and the related Letter of Transmittal. If given or made, you should not rely on that information or representation as having been authorized by the Pershing Square Persons, the Depositary, the Information Agent or the Dealer Manager.
NONE OF THE PERSHING SQUARE PERSONS, THE INFORMATION AGENT, THE DEPOSITARY OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. NONE OF THE FOREGOING HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER.
WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE LETTER OF TRANSMITTAL. ANY RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MADE BY ANYONE ELSE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE PERSHING SQUARE PERSONS, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER.
October 14, 2022

ANNEX A
CERTAIN INFORMATION REGARDING THE GENERAL PARTNERS, CONTROLLING PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF THE PERSHING SQUARE PERSONS
The name and positions of the general partners, controlling persons, executive officers and directors, as applicable, of Pershing Square, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., Pershing Square Capital Management, L.P. and PS Management GP, LLC are set forth below. The following sets forth with respect to each general partner, controlling person, executive officer and/or director who is a natural person such person’s (a) name, (b) citizenship, (c) current principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment or occupation is conducted and (d) material occupations, positions, offices or employment during at least the last five years, giving the starting and ending dates of each and the name and principal business and address of any corporation or other organization in which such occupation, position, office or employment was carried on. Each such general partner, controlling person, executive officer and/or director, other than the persons who are listed solely due to being directors or executive officers of PSH, has a business address c/o Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, New York 10019 and business telephone number of (212) 813-3700. The directors of PSH have a business address of P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL, and business telephone number of +44(0) 1481 745001.
Pershing Square, L.P.
Pershing Square GP, LLC — General Partner
William A. Ackman — Managing Member of the General Partner
Pershing Square Capital Management, L.P. — Investment Manager
Pershing Square International, Ltd.
Nicholas Botta — Director
Martin Lang — Director
Ebony Myles-Berry — Director
Pershing Square Capital Management, L.P. — Investment Manager
Pershing Square Holdings, Ltd.
Anne Farlow — Chairman of the Board
Nicholas Botta — Director
Bronwyn Curtis — Senior Independent Director
Andrew Henton — Director
Tope Lawani — Director
Rupert Morley — Director
Tracy Palandjian — Director
Pershing Square Capital Management, L.P. — Investment Manager
Pershing Square Capital Management, L.P.
PS Management GP, LLC — General Partner
William A. Ackman — Managing Member of the General Partner and Chief Executive Officer
PS Management GP, LLC
William A. Ackman — Managing Member
Pershing Square GP, LLC is a Delaware limited liability company and its principal business is serving as the sole general partner of Pershing Square, L.P.

Name	Citizenship; Current Principal Occupation or Employment; Material Occupations, Positions, Offices or Employment During the Past Five Years
William A. Ackman
Citizen of the United States of America.
Chief Executive Officer and Managing Member of the General Partner of PSCM (2003 – Present);
Managing Member of PS Management (2003 – Present);
Managing Member of Pershing Square GP, LLC, a general partner of investment fund, located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 (2003 – Present);
Chief Executive Officer and Chairman of the Board of Pershing Square Tontine Holdings, Ltd., a special purpose acquisition company, located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 (May 2020 – Present);
Chairman of the Company (November 2010 – Present);
Board Member of Universal Music Group NV, a multi-national music corporation, located at 2220 Colorado Avenue Santa Monica, CA 90404 (May 2022 – Present);
Managing Member of the General Partner of Table Management, L.P., a family office, located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 (2011 – Present);
Trustee of Pershing Square Foundation, a charitable foundation, located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 (2012 – Present);
CEO and Chairman of the Board of Pershing Square SPARC Holdings, Ltd., a newly formed company formed for the purpose of pursuing a business combination, located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 (November 2021 – Present).

Nicholas Botta	Citizen of the United States of America. President of PSCM (March 2017 – Present); Director of PS International (June 2014 – Present); Director of PSH (February 2012 – Present).
Martin Lang
Citizen of the United Kingdom and Cayman Islands.
Director of PS International (December 2004 – Present);
Principal of Marbury Fund Services (Cayman) Limited, a fiduciary services company, located at PO Box 2427, Grand Cayman, KY1-1105, Cayman Islands (current principal occupation).

Ebony Myles-Berry
Citizen of the Cayman Islands.
Director of PS International (April 2020 – Present);
Fund Director of International Management Services Ltd, a fund governance and fiduciary services provider, located at The Harbour Centre, 42 North Church Street Box No. 61 Grand Cayman, KY11102, Cayman Islands (September 2012 – Present).

Anne Farlow	Citizen of Ireland. Chairman of PSH (October 2014 – Present);

Name	Citizenship; Current Principal Occupation or Employment; Material Occupations, Positions, Offices or Employment During the Past Five Years

Director of BlueRiver Acquisition Corp., a special purpose acquisition company, located at 250 West Nottingham Drive, Suite 400, San Antonio, Texas (January 2021 – Present);
Director of Caledonia Investments plc, an investment trust located at Cayzer House, 30 Buckingham Gate, London SW1E 6NN, United Kingdom (March 2022 – Present).

Bronwyn Curtis
Citizen of the United Kingdom and Australia.
Senior Independent Director of PSH (April 2018 – Present);
Director of the UK Office of Budget Responsibility, an organization for the independent analysis of the UK’s public finances, located at 14T, 102 Petty France, London SW1H 9AJ, United Kingdom (June 2018 – Present);
Director of JPMorgan Asia Growth and Income plc, an investment fund, located at 60 Victoria Embankment, London, EC4Y 0JP, United Kingdom (February 2013 – Present);
Director of BH Macro Limited, a closed-end investment company, located at Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, Channel Islands (January 2020 – Present);
Director of Mercator Media, a media company, located at Spinnaker House, Waterside Gardens, Fareham, PO16 8SD, United Kingdom (June 2015 – Present);
Director of Australia-United Kingdom Chamber of Commerce, a membership organisation connecting the business community and professionals with interests in both Australia and the United Kingdom, located at Australia Centre, Strand, London WC2B 4LG, United Kingdom (July 2015 – Present);
Director of Scottish American Investment Co., an investment trust, located at Baillie Gifford, Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, United Kingdom (April 2014 – Present)
Director of TwentyFour Income Fund Ltd., an investment trust, located at PO Box 255, Trafalgar Court, Les Banques, St. Peter Port, GY1 3QL, Guernsey (July 2022 – Present)

Andrew Henton
Citizen of Guernsey.
Director of PSH (September 2020 – Present);
Board Chair of SW7 Holdings Limited, an investment management company, located at 2 Allen Street, London, W8 6BH, United Kingdom (June 2014 – Present);
Board Member of TaDaweb S.A., an information analytics company, located at 3 Ave. du Swing, 4367 Esch-sur-Alzette, Luxembourg (September 2021 – Present);
Board Member of Butterfield Bank Guernsey Limited, a bank and trust company, located at P.O. Box 25, Regency Court, Glategny Esplanade, St Peter Port, Guernsey GY1 3AP (February 2016 – Present);
Board Member of Longview Partners (Guernsey) Limited, an asset management company, located at PO Box 559 Mill Court, La Charroterie, St Peter Port, Guernsey, Channel Islands, GY1 6JG (June 2016 – Present);

Name	Citizenship; Current Principal Occupation or Employment; Material Occupations, Positions, Offices or Employment During the Past Five Years

Board Member of Close Asset Management (Guernsey) Limited, an asset management company, located at Bucktrout House, Glategny Esplanade, St Peter Port, Guernsey, GY1 1WR (December 2020 – Present);
Board Chair of Boussard & Gavaudan Holding Limited, a closed-ended investment company, located at Dorey Court, Ground Floor, Admiral Park, St. Peter Port, Guernsey GY1 2HT (January 2012 – March 2022).

Tope Lawani
Citizen of Nigeria and the United Kingdom.
Director of PSH (April 2021 – Present);
Managing Partner of Helios Investment Partners, an investment firm, located at 2nd floor, 12 Charles II Street, St. James’s, London SW1Y 4QU, United Kingdom (July 2006 – Present);
Co-Chief Executive Officer and Director of Helios Fairfax Partners Corporation, an investment holding company, located at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7 (December 2020 – Present);
Director of Helios Towers plc, a telecom infrastructure company, located at 10th Floor, 5 Merchant Square West, London W2 1AS, United Kingdom (September 2019 – Present);
Director of Vivo Energy plc, a fuels and lubricants distributor, located at 5th Floor, The Peak, 5 Wilton Road, London SW1V 1AN, United Kingdom (March 2018 – July 2022);
Director of Starsight Energy, a commercial and industrial solar power provider, located at Osborne Foreshore Estate, 9 Ondo Street, Ikoyi, Lagos, Nigeria (March 2021 – Present);
Director of LinkCommerce Ltd, an eCommerce platform, located at Link Commerce WH, 9325 SW Ridder Rd Ste 460, Wilsonville, Oregon 97070, USA (February 2020 – May 2021);
Director of Thunes, a global payment network, located at TTMFS Singapore Pte Ltd., 1 Raffles Place, One Raffles Place Tower 2, #28-61, Singapore, 048616 (September 2020 – Present);
Director of NBA Africa, a sports league, located at Nelson Mandela Square, 2nd Floor West Tower, Maude Street, Sandton, Johannesburg, South Africa (May 2021 – Present);
Director of ZOLA Electric, an energy systems company, located at Teleportboulevard 130, 1043 EJ, Amsterdam, Netherlands (June 2016 – Present);
Director of OVH Energy BV, a petroleum products and services company, located at 8 Kayode Street, Marine Beach, Apapa, Lagos (June 2016 – September 2022);
Member of MIT Corporation, Massachusetts Institute of Technology’s board of trustees, located at Office of the Corporation, Massachusetts Institute of Technology, 77 Massachusetts Avenue, Cambridge MA 02139-4307 (October 2018 – Present);
International Board Member of The END Fund, a charity focused on eliminating neglected tropical diseases, located at 2 Park Avenue, 28th Floor, New York, NY 10016 (November 2017 – Present);
Director of Axxela Ltd, a natural gas distribution company, located at The Wings

Name	Citizenship; Current Principal Occupation or Employment; Material Occupations, Positions, Offices or Employment During the Past Five Years
Office Complex, East Tower, 8th Floor, 17A Ozumba Mbadiwe Avenue, Victoria Island, Lagos, Nigeria (December 2016 – April 2021).
Rupert Morley
Citizen of the United Kingdom.
Director of PSH (April 2021 – Present);
Trustee and Chair of Investment Advisory Group of Comic Relief, a charity focused on positive change through entertainment, located at 89 Albert Embankment, London, SE1 7TP, United Kingdom (November 2018 – Present);
Strategic Advisor of Tiney, a childminder agency, located at Lincoln House, 296-302 High Holborn, London WC1V 7JH, United Kingdom (June 2022 – Present);
Consultant of Rococo Chocolatier Limited, a chocolate maker, located at Unit 8, Powergate Business Park, Volt Avenue, Park Royal, London, NW10 6PW, United Kingdom (June 2022 – Present);
Chair and Chief Executive Officer of Rococo Chocolates London Limited, a chocolate maker, located at Parkhall, Martell Road, London, SE21 8EN, United Kingdom (September 2017 – June 2022).

Tracy Palandjian
Citizen of the United States.
Director of PSH (April 2021 – Present);
Chief Executive Officer of Social Finance, Inc., an impact finance and advisory nonprofit, located at 2 Atlantic Ave., 5th Floor, Boston, MA 02110 (January 2011 – Present);
Director of Affiliated Managers Group, a partner to investment management firms, located at 777 South Flagler Drive, West Palm Beach, Florida 33401 (March 2012 – Present);
Trustee and Chair of Investment Committee of Surdna Foundation, a charity focused on fostering sustainable communities, located at 200 Madison Avenue, 25th Floor, New York, NY 10016 (May 2014 – Present);
Director of Boston Foundation, a community foundation for Greater Boston, located at 75 Arlington Street, 3rd Floor, Boston, MA 02116 (June 2020 – Present);
Member of Harvard Corporation, the governing body of Harvard University, located at Harvard University, Massachusetts Hall, Cambridge, MA 02138 (July 2022 – Present);
Vice Chair of U.S. Impact Investing Alliance, an organization raising awareness of impact investing in the U.S., c/o New Venture Fund, 1201 Connecticut Ave NW, #300, Washington DC 20036 (October 2016 – Present);
Trustee of Global Steering Group on Impact Investing, an organisation catalysing impact investment and entrepreneurship, located at Third Floor, 20 Old Bailey, London, United Kingdom EC4M 7AN (October 2020 – Present).

ANNEX B
SOLICITING DEALER FORM
Offer to Purchase for Cash
Up to 6,340,000 shares of Common Stock
of
The Howard Hughes Corporation
by
Pershing Square, L.P.,
Pershing Square International, Ltd.
and
Pershing Square Holdings, Ltd.
at
a purchase price not greater than $60.00 nor less than $52.25 per share
Pursuant to the Offer to Purchase dated October 14, 2022
(the “Offer to Purchase”)
THE OFFER (AS DEFINED IN THE OFFER TO PURCHASE), PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
The Depositary for the Offer Is:
By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
For assistance call: (800) 522-6645
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Shareholders Call Toll Free: (800) 848-3402
Banks and Brokers Call: (212) 269-5550
The Dealer Manager for the Offer is:
Jefferies
520 Madison Avenue
New York, NY 10022
Call Toll-Free: (877) 821-7388

This form must be delivered to the Depositary, as set forth above. The instructions contained herein should be read carefully before this form is completed.
IN ORDER TO BE ELIGIBLE TO RECEIVE THE SOLICITING DEALER FEE (AS DEFINED BELOW), A PROPERLY COMPLETED SOLICITING DEALER FORM MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE. THE PURCHASERS (AS DEFINED BELOW) SHALL, IN THEIR SOLE DISCRETION, DETERMINE WHETHER A SOLICITING DEALER HAS SATISFIED THE CRITERIA FOR BEING ELIGIBLE TO RECEIVE A SOLICITING DEALER FEE (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION OF THE APPROPRIATE DOCUMENTATION WITHOUT DEFECTS OR IRREGULARITIES AND IN RESPECT OF BONA FIDE TENDERS). THE PAYMENT OF A SOLICITING DEALER FEE TO ELIGIBLE DEALERS IS SUBJECT TO CONSUMMATION OF THE OFFER UPON THE TERMS SET FORTH IN THE OFFER TO PURCHASE. NO SOLICITING DEALER FEES WILL BE PAID IF THE OFFER IS NOT CONSUMMATED, AND SUCH FEE WILL BE PAYABLE ONLY AFTER THE CONSUMMATION OF THE OFFER UPON REQUEST BY THE SOLICITING DEALERS AND PRESENTATION OF SUCH SUPPORTING DOCUMENTATION AS THE PURCHASERS, THE DEPOSITARY AND THE INFORMATION AGENT MAY REQUEST.
IN CONNECTION WITH THE OFFER, THE PURCHASERS WILL, UPON REQUEST, REIMBURSE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES FOR CUSTOMARY MAILING AND HANDLING EXPENSES INCURRED BY THEM IN FORWARDING THIS OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS TO THE BENEFICIAL OWNERS OF COMMON SHARES (AS DEFINED BELOW) HELD BY THEM AS A NOMINEE OR IN A FIDUCIARY CAPACITY.
YOU MUST RETURN THE SOLICITING DEALER FORM TO THE DEPOSITARY PRIOR TO THE EXPIRATION DATE TO RECEIVE THE SOLICITING DEALER FEE.

SOLICITING DEALER FORM
Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers”) will, if the Offer is successfully completed, pay to brokers, for any tender of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation, that are purchased by the Purchasers, an aggregate fee of $0.05 per Common Share (the “Soliciting Dealer Fee”), if such broker is appropriately designated by their clients to receive such a fee in the Letter of Transmittal or the Letter to Clients. In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Soliciting Dealer Form must be returned to the Depositary prior to the Expiration Date. The Purchasers shall, in their sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the Soliciting Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Any Soliciting Dealer Fee would not be payable to dealers with regard to any Common Shares beneficially owned by the dealer.
PAYMENT DETAILS
Name of Firm:
Attention:
Address:
Phone Number:
Taxpayer Identification:
Signature:
(Medallion Stamp Required)
By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial holders that own Common Shares and that validly tendered their Common Shares. Failure to properly complete and execute this form will render the form defective and the Purchasers will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent.
The delivery of this form by a soliciting dealer will constitute a representation by it that (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is eligible to receive such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (3) in soliciting tenders of Common Shares, it has used no solicitation materials other than those furnished by the Purchasers; (4) each holder of Common Shares that it has solicited has received a copy of the Offer to Purchase and related Letter of Transmittal; (5) it is either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States; and (6) no Soliciting Dealer Fee has been requested or paid with respect to the Common Shares to which a tender was made for its own account.
SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ELIGIBILITY TO RECEIVE ANY SOLICITING DEALER FEE. THE PURCHASERS, THE DEPOSITARY AND THE INFORMATION AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.
Security Tendered	CUSIP No.	Participant Number	VOI Number	Quantity
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock
Common Stock

The Letter of Transmittal, any certificates for Common Shares, and any other required documents should be sent or delivered by each stockholder or the stockholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below. To confirm delivery of Common Shares, stockholders are directed to contact the Depositary. Stockholders submitting certificates representing Common Shares to be tendered must deliver such certificates together with the Letter of Transmittal and any other required documents by mail or overnight courier. Facsimile copies of Common Share certificates will not be accepted.
The Depositary for the Offer is:
By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. KING & CO., INC.
48 Wall Street, 22nd Floor
New York, New York 10005
Shareholders Call Toll Free: (800) 848-3402
Banks and Brokers Call: (212) 269-5550
The Dealer Manager for the Offer is:
Jefferies
520 Madison Avenue
New York, NY 10022
Call Toll-Free: (877) 821-7388